UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2019, Inland Real Estate Income Trust, Inc. (the “Company”) entered into an Amended and Restated Business Management Agreement (the “Agreement”) with IREIT Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of Inland Real Estate Investment Corporation, the Company’s sponsor, which amends the existing Business Management Agreement with the Business Manager dated October 18, 2012 (the “Original Agreement”) to, among other things, delete the obligation to pay Acquisition Fees and Real Estate Sales Commissions (each as defined below) payable to the Business Manager by the Company.

The Original Agreement required the Company to pay acquisition fees in an amount equal to 1.5% of the contract purchase price of each real estate asset the Company acquires (the “Acquisition Fee”) and real estate sales commissions upon the sale of a property in an amount not to exceed the lesser of: (i) one-half of the customary commission which would be paid to a third party broker for the sale of a comparable property and (ii) 1% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, not to exceed the lesser of a competitive real estate commission or 3% of the sales price of the property (the “Real Estate Sales Commission”).  Other than the amendments to delete the requirement to pay Acquisition Fees and Real Estate Sales Commissions, the material terms of the Original Agreement remain in effect.

Item 7.01.	Regulation FD Disclosure.

Attached to this Current Report on Form 8-K is a copy of a letter from the Company to its stockholders, dated February 15, 2019, notifying them of the Company’s adoption of a strategic plan. The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Announcement of the Company’s Strategic Plan

On February 11, 2019, the Company’s board of directors (the “Board”) approved a strategic plan (the “Strategic Plan”) with the goals of providing future liquidity to investors and creating long-term stockholder value. Key elements of the Strategic Plan include, among other things:

•	Asset Management Strategy. The Strategic Plan centers around owning a portfolio of 100% grocery-anchored properties with lower exposure to big box retailers. As part of this strategy, the Company’s management team and the Board will consider the opportunistic sale of certain assets with the goal of redeployment of capital into the acquisition of strategically located grocery-anchored centers, as well as the redevelopment of select centers within the current portfolio.

•       Liquidity Plan. The Company plans to move toward a liquidity event in the next 24 to 36 months, or sooner, market conditions permitting, most likely through a listing on a public securities exchange.

•       Amend the Company’s Share Repurchase Program, as further described below under this Item 8.01.

•	Amend the Company’s Business Management Agreement. The Business Manager has agreed to eliminate all acquisition and disposition fees, as further described above under Item 1.01.

 There can be no assurance that the Strategic Plan will not evolve or change over time or that the Company will be able to successfully implement the Strategic Plan, including listing the Company’s common stock.

Share Repurchase Program

On February 11, 2019, in connection with the Strategic Plan, the Board adopted a Second Amended and Restated Share Repurchase Program (the “A&R SRP”), which will become effective on March 21, 2019. The A&R SRP reduces the price at which the Company is authorized to make ordinary repurchases to 80.0% of the “share price,” which is defined in the A&R SRP as an amount equal to the lesser of: (A) $25, as adjusted under certain circumstances, including, among other things, if the applicable shares were purchased from the Company at a discounted price; or (B) the most recently disclosed estimated value per share. Prior to the amendment, the Company was authorized to make ordinary repurchases at a price ranging from 92.5% to 100% of the “share price.” The Company may repurchase shares upon a stockholder’s death or qualifying disability at a price equal to 100% of the “share price.” The Company’s most recently disclosed estimated value per share is currently $22.35 per share.

The A&R SRP provides the Board with the discretion to reduce the funding limit for share repurchases. Prior to the amendment, the funding for ordinary repurchases was limited to the proceeds from the Company’s Distribution Reinvestment Plan, as may be amended from time to time (the “DRP”), during a particular quarter. The A&R SRP limits the dollar amount for any repurchases made by the Company each calendar quarter to an amount equal to a percentage determined in the sole discretion of the Board on a quarterly basis that will not be less than 50% of the net proceeds received by the Company from the issuance of shares of its common stock pursuant to the DRP during the applicable quarter. The Company continues to be prohibited from repurchasing a number of shares of the Company’s common stock exceeding 5.0% of the number of shares of the Company’s common stock outstanding on December 31 of the previous calendar year as adjusted for stock splits, including shares repurchased upon a stockholder’s death or qualifying disability. The share limit together with the funding limit stated above constitute the “repurchase limitations.”

If either or both of the repurchase limitations prevent the Company from repurchasing all of the shares offered for repurchase during a calendar quarter, the Company will repurchase shares, on a pro rata basis within each category below, in accordance with the repurchase limitations in the following order: (a) first, all repurchases sought upon a stockholder’s death or qualifying disability; and (b) second, all ordinary repurchases. Shares not repurchased due to the pro rata impact will be included in the list of requests in the immediately following calendar quarter, unless the request is withdrawn. The A&R SRP provides that a requesting party must own shares of at least $500 after giving effect to any repurchase by the Company. If a requesting party would fail to maintain this minimum balance after giving effect to any repurchase by the Company, the Company may, in its discretion, repurchase the remaining balance of shares which is less than $500, subject to the 5.0% share limit described above.

Each stockholder who has submitted a repurchase request must submit an acknowledgment after the Company publishes a new estimated value per share acknowledging, among other things, that the stockholder wishes to maintain the request. If the Company does not receive the acknowledgement prior to the repurchase date, the Company will deem the shares to have been withdrawn. The Company will determine the number of shares of common stock the Company will repurchase, if any, and will make repurchases of shares of common stock the Company accepts pursuant to the A&R SRP within fifteen (15) calendar days following the end of each calendar quarter or any other business day that may be established by the Board.

The description of the A&R SRP in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the A&R SRP attached hereto as Exhibit 4.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.” These statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in the Company’s most recent Form 10-K as of December 31, 2017 filed on March 16, 2018 and subsequent Form 10-Qs and Form 8-Ks on file with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

  4.1       Second Amended and Restated Share Repurchase Program, effective March 21, 2019

10.1       Amended and Restated Business Management Agreement, dated February 11, 2019

99.1       Inland Real Estate Income Trust, Inc. letter to stockholders dated February 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	February 15, 2019	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer